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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Cambridge Heart, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAMBRIDGE HEART, INC.
One Oak Park Drive
Bedford, Massachusetts 01730

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2004

        NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Meeting") of Cambridge Heart, Inc., a Delaware corporation (the "Company"), will be held at the offices of Hale and Dorr LLP, 26th floor, 60 State Street, Boston, Massachusetts 02109, on Wednesday, June 9, 2004, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

  1.
  To elect two Class II directors of the Company for the ensuing three years.

  2.
  To ratify and approve an amendment to the Company's 1996 Employee Stock Purchase Plan, increasing from 300,000 to 600,000 the number of shares of Common Stock of the Company authorized for issuance under that plan.

  3.
  To ratify the appointment by the Audit Committee of the Board of Directors of the Company of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2004.

  4.
  To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Meeting. The Board of Directors has no knowledge of any other business to be transacted at the Meeting or at any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on April 28, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours for ten days prior to the Meeting at the office of the Secretary of the Company at the above address, and at the time and place of the Meeting.

        If you would like to attend the Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of such shares. You must also bring a form of personal identification. In order to vote your shares at the Meeting, you must obtain from the nominee a proxy issued in your name.

        A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2003, which contains financial statements and other information of interest to stockholders, accompanies this Notice of Meeting and the enclosed Proxy Statement.

                      By Order of the Board of Directors,

                      Robert B. Palardy, Secretary

Bedford, Massachusetts
May 3, 2004

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CAMBRIDGE HEART, INC.
One Oak Park Drive
Bedford, Massachusetts 01730

PROXY STATEMENT
2004 Annual Meeting of Stockholders
To Be Held On June 9, 2004

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cambridge Heart, Inc., a Delaware corporation (the "Company"), for use at the 2004 Annual Meeting of Stockholders (the "Meeting") to be held on Wednesday, June 9, 2004, at 10:00 a.m., local time, at Hale and Dorr LLP, 26th floor, 60 State Street, Boston, Massachusetts 02109, and at any adjournment or postponement thereof. All proxies will be voted in accordance with the stockholders' instructions, and, if no choice is specified, the shares will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company, by delivery of another proxy with a later date or by a request at the Meeting that the proxy be revoked. Attendance at the Meeting will not in itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

        On April 28, 2004, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, there were issued and outstanding and entitled to vote 28,420,276 shares of Common Stock, $.001 par value per share (the "Common Stock") and 854,062 shares of Series A Preferred Stock, $.001 par value per share (the "Series A Preferred"). Each share of Common Stock entitles the record holder to one vote on each matter and each share of Series A Preferred entitles the record holder to thirteen votes on each matter. The holders of Common Stock and holders of Series A Preferred will vote together as a single class on each matter to be voted upon at the Meeting.

        The notice of meeting, this proxy statement and the company's annual report to stockholders for the year ended December 31, 2003 ("Fiscal 2003") are being mailed to stockholders on or about May 7, 2004.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE COMPANY, ONE OAK PARK DRIVE, BEDFORD, MASSACHUSETTS, 01730, ATTENTION: ROBERT B. PALARDY. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

Voting Securities and Votes Required

        The holders of outstanding shares of Common Stock and Series A Preferred representing a majority of total votes entitled to be cast at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock and Series A Preferred present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

        Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting (Proposal 1). The affirmative vote of the holders of a majority of the votes cast at the meeting is required for the approval of the amendment to the Company's 1996 Employee Stock Purchase Plan and for the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2004 (Proposals 2 and 3).

        Shares held by stockholders who abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter (Proposals 2 and 3), but will be counted for the purpose of determining whether a quorum exists.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of Common Stock and Series A Preferred by:

  •
  each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock or Series A Preferred;

  •
  each director of the Company;

  •
  the Company's Chief Executive Officer and the executive officers named in the Summary Compensation Table below; and

  •
  all directors and executive officers of the Company as a group.

        Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of January 31, 2004 and the address for each director and executive officer of the Company is: c/o Cambridge Heart, Inc., One Oak Park Drive, Bedford, MA 01730.

	Common Stock			Series A Preferred
	Number of Shares Beneficially Owned(1)		Percentage of Class Outstanding	Number of Shares Beneficially Owned(1)		Percentage of Class Outstanding
5% Stockholders
Medtronic, Inc.	4,173,321	(2)	16.0%	294,117	(3)	21.4%
AFB Fund LLC(4)	3,823,469	(5)	14.6%	294,113	(6)	21.4%
T-Wave Investors, L.P.	3,823,469	(7)	14.6%	294,113	(8)	21.4%
The Tail Wind Fund, Ltd.	2,086,358	(9)	8.6%	118,776	(10)	8.7%
Leaf Offshore Investment Fund Ltd.	1,911,728	(11)	7.9%	147,056	(12)	11.0%
ProMed Partners, L.P.	1,601,338	(13)	7.2%	—		—
Blumberg Life Sciences Fund L.P.(4)	1,009,970	(14)	4.3%	77,690	(15)	5.9%
Brian Trumbore	955,864	(16)	4.1%	73,528	(17)	5.6%
David C. Poole	882,336	(18)	3.8%	67,872	(19)	5.1%
Directors and Named Executive Officers
David A. Chazanovitz	985,700	(20)	4.3%	—		—
Richard J. Cohen, M.D., Ph.D.	1,814,385	(21)	8.0%	—		—
Robert DePasqua	—		—	—		—
Eric Hecht, M.D.	191,139	(22)	*	3,393	(23)	*
Robert P. Khederian	5,748,898	(24)	21.4%	338,234	(25)	24.4%
Jeffrey J. Langan	55,625	(26)	*	—		—
Robert LaRoche	26,540	(27)	*	—		—
Daniel M. Mulvena	93,750	(28)	*	—		—
Robert B. Palardy	167,000	(29)	*	—		—
Louis Perlman	7,500		*	—		—
James W. Sheppard	150,000	(30)	*	—		—
All directors and executive officers as a group (11 persons)	9,240,537	(31)	32.5%	341,627		24.6%

*
Represents less than 1% of the outstanding Common Stock.

(1)
The Company believes that each stockholder has sole voting and investment power with respect to the shares of Common Stock and Series A Preferred listed, except as otherwise noted. The number of shares beneficially owned by each stockholder is determined under rules of the SEC, and the information is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 2004 through the exercise of any stock option, warrant, conversion of preferred stock or other right. The inclusion herein of any shares of Common Stock or Series A Preferred deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of Common Stock or Series A Preferred. Shares of Common Stock or Series A Preferred which an individual or entity has a right to acquire within the 60-day period following January 31, 2004 pursuant to the exercise of options, warrants or conversion rights are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table.

(2)
This information is taken from a Schedule 13G filed with the SEC on May 21, 2003. Includes 2,941,172 shares of Common Stock issuable within 60 days of January 31, 2004 upon the conversion of shares of Series A Preferred and 882,349 shares of Common Stock issuable within 60 days of January 31, 2004 upon the conversion of shares of Series A Preferred issuable upon exercise of warrants. Also includes 349,800 shares of Common Stock held by Medtronic International, Ltd. The business address of Medtronic, Inc. is 710 Medtronic Parkway, Minneapolis, MN 55432.

(3)
Includes 67,873 shares of Series A Preferred issuable within 60 days of January 31, 2004 upon the exercise of warrants.

(4)
As described in a Schedule 13D filed with the SEC on June 9, 2003, the AFB Fund, LLC ("AFB"), the Blumberg Life Sciences Fund L.P. ("BLSF"), the Blumberg Life Sciences Fund Ltd ("BLS"), Blumberg Capital Management, L.L.C. ("BCM"), Blumberg Capital Advisors, L.L.C. ("BCA"), Laurence J. Blumberg and Louis Blumberg may be deemed to beneficially own 5,714,468 shares of common stock by virtue of the fact that Messrs. Blumberg, BCM, BCA, BLSF, BLS and AFB may be deemed to be a group for purposes of the filing of the Schedule 13D. Laurence J. Blumberg, through his position as managing member of BCM and BCA, is deemed to be the beneficial owner of the 1,009,970 common shares beneficially owned by BLSF and the 136,929 common shares beneficially owned by BLS. Laurence J. Blumberg also may be deemed to have beneficial ownership over the 316,500 shares that he holds personally. BCM, the investment manager of BLSF and BLS, may be deemed to beneficially own the 1,009,970 common shares and 136,929 common shares beneficially owned by such entities, respectively. BCA, the general partner of BLSF, may be deemed to beneficially own the 1,009,970 common shares beneficially owned by BLSF. Louis Blumberg is deemed to beneficially own the 4,251,069 common shares beneficially owned by AFB by virtue of his role as managing member of AFB. The principal business address of AFB is 2050 Center Avenue, Fort Lee, NJ 07024. The principal business address of BLSF is 153 East 53rd Street, 48th Floor, New York, N.Y. 10022.

(5)
Includes 2,941,133 shares of Common Stock issuable within 60 days of January 31, 2004 upon the conversion of shares of Series A Preferred and 882,336 shares of Common Stock issuable within 60 days of January 31, 2004 upon the conversion of shares of Series A Preferred issuable upon exercise of warrants. The principal business address of T-Wave Investors, L.P. is c/o Wardenclyffe Group, Inc., 370 Lexington Avenue, 19th Floor, New York, NY 10017.

(6)
Includes 67,872 shares of Series A Preferred issuable within 60 days of January 31, 2004 upon the exercise of warrants.

(7)
Includes 2,941,133 shares of Common Stock issuable within 60 days of January 31, 2004 upon the conversion of shares of Series A Preferred and 882,336 shares of Common Stock issuable within 60 days of January 31, 2004 upon the conversion of shares of Series A Preferred issuable upon exercise of warrants.

(8)
Includes 67,872 shares of Series A Preferred issuable within 60 days of January 31, 2004 upon the exercise of warrants.

(9)
This information is taken from a Schedule 13G/A (Amendment No. 2) filed with the SEC on February 12, 2004. According to the Schedule 13G/A, The Tail Wind Fund, Ltd. beneficially owns a total of 2,086,358 shares of Common Stock, which includes (i) 459,770 shares of Common Stock for which warrants issued December 28, 2001 are exercisable, (ii) 82,500 shares of Common Stock for which warrants issued October 1999 are exercisable, (iii) 882,336 shares of Common Stock into which 67,872 shares of Series A Preferred are convertible, and (iv) 661,752 shares of Common Stock into which 50,904 shares of Series A Preferred would be convertible if Tail Wind acquired those shares of Series A Preferred pursuant to a warrant issued to Tail Wind on May 12, 2003. The business address of The Tail Wind Fund, Ltd. is Windermere House, 404 East Bay Street, P.O. Box SS-5539, British Virgin Islands.

(10)
Includes 50,904 shares of Series A Preferred issuable within 60 days of January 31, 2004 upon the exercise of warrants.

(11)
Includes 1,470,560 shares of Common Stock issuable within 60 days of January 31, 2004 upon the conversion of shares of Series A Preferred and 441,168 shares of Common Stock issuable within 60 days of January 31, 2004 upon the conversion of shares of Series A Preferred issuable upon exercise of warrants. The business address of Leaf Offshore Investment Fund Ltd. is 515 Madison Avenue, 42nd Floor, New York, NY 10022.

(12)
Includes 33,936 shares of Series A Preferred issuable within 60 days of January 31, 2004 upon the exercise of warrants.

(13)
This information is taken from a Schedule 13G/A (Amendment No. 1) filed with the SEC on January 30, 2004. According to the Schedule 13G/A, ProMed Partners, L.P. beneficially owns a total of 1,601,338 shares of Common Stock. The Schedule 13G/A was jointly filed by the following entities and individuals, pursuant to a joint filing agreement, reporting the beneficial ownership of shares of Common Stock as noted: ProMed Offshore Fund, Ltd. (263,273 shares), ProMed Management, L.L.C. (263,273 shares), ProMed Asset Management, L.L.C. (1,601,338 shares), David B. Musket (2,554,516 shares), and Barry Kurokawa (1,903,011 shares). ProMed Management L.L.C. disclaims beneficial ownership of shares held by ProMed Offshore Fund, Ltd. which represent the interests of other shareholders of ProMed Offshore Fund, Ltd. ProMed Asset Management, L.L.C. disclaims beneficial ownership of shares held by ProMed Partners, L.P. which represent the interests of other partners of ProMed Partners, L.P. David B. Musket and Barry Kurokawa disclaim beneficial ownership of shares held by ProMed Partners, L.P. and ProMed Offshore Fund, Ltd. which represent the interests of such entities' other partners and shareholders, respectively. The business address of ProMed Partners, L.P. is 125 Cambridgepark Drive, Cambridge, MA 02140.

(14)
Includes 776,906 shares of Common Stock issuable within 60 days of January 31, 2004 upon the conversion of shares of Series A Preferred and 233,064 shares of Common Stock issuable within 60 days of January 31, 2004 upon the conversion of shares of Series A Preferred issuable upon exercise of warrants.

(15)
Includes 17,928 shares of Series A Preferred issuable within 60 days of January 31, 2004 upon the exercise of warrants.

(16)
Includes 735,280 shares of Common Stock issuable within 60 days of January 31, 2004 upon the conversion of shares of Series A Preferred and 220,584 shares of Common Stock issuable within 60 days of January 31, 2004 upon the conversion of shares of Series A Preferred issuable upon exercise of warrants.

(17)
Includes 16,968 shares of Series A Preferred issuable within 60 days of January 31, 2004 upon the exercise of warrants.

(18)
Includes 661,752 shares of Common Stock issuable within 60 days of January 31, 2004 upon the conversion of shares of Series A Preferred and 220,584 shares of Common Stock issuable within 60 days of January 31, 2004 upon the conversion of shares of Series A Preferred issuable upon exercise of warrants.

(19)
Includes 16,968 shares of Series A Preferred issuable within 60 days of January 31, 2004 upon the exercise of warrants.

(20)
Includes 681,500 shares of Common Stock issuable to Mr. Chazanovitz within 60 days of January 31, 2004 upon exercise of stock options and 187,500 shares of restricted stock subject to repurchase by the Company.

(21)
Includes 415,000 shares of Common Stock issuable to Dr. Cohen within 60 days of January 31, 2004 upon exercise of stock options.

(22)
Includes 44,109 shares of Common Stock issuable within 60 days of January 31, 2004 upon the conversion of shares of Series A Preferred issuable upon exercise of warrants.

(23)
Represents shares of Series A Preferred issuable within 60 days of January 31, 2004 upon the exercise of warrants.

(24)
Includes (i) 172,414 shares of Common Stock issuable within 60 days of January 31, 2004 upon exercise of warrants, (ii) 25,008 of Common Stock issuable within 60 days of January 31, 2004 upon exercise of stock options, (iii) 3,382,340 shares of Common Stock issuable within 60 days of January 31, 2004 upon the conversion of shares of Series A Preferred and (iv) 1,014,702 shares of Common Stock issuable within 60 days of January 31, 2004 upon the conversion of shares of Series A Preferred issuable upon exercise of warrants.

(25)
Includes 78,054 shares of Series A Preferred issuable within 60 days of January 31, 2004 upon the exercise of warrants.

(26)
Includes of 43,750 shares of Common Stock issuable to Mr. Langan within 60 days of January 31, 2004 upon exercise of stock options.

(27)
Includes of 18,750 shares of Common Stock issuable to Mr. LaRoche within 60 days of January 31, 2004 upon exercise of stock options.

(28)
Includes of 35,000 shares of Common Stock issuable to Mr. Mulvena within 60 days of January 31, 2004 upon exercise of stock options.

(29)
Includes of 160,000 shares of Common Stock issuable to Mr. Palardy within 60 days of January 31, 2004 upon exercise of stock options.

(30)
Includes 121,000 shares of Common Stock issuable to Mr. Sheppard within 60 days of January 31, 2004 upon exercise of stock options.

(31)
Includes a total of 6,113,573 shares of Common Stock which the executive officers and directors together have a right to acquire pursuant to outstanding options or warrants exercisable within 60 days after January 31, 2004 or upon the conversion of shares of Series A Preferred. To the knowledge of the Company, there are no agreements among any of the foregoing persons or entities with respect to the voting of shares of Common Stock and Series A Preferred of the Company other than with respect to the election of the Series A Preferred Directors (as defined below), whom are chosen by the Series A Preferred Holders as described under "Election of Directors" below.

DIRECTORS

Election of Directors

        The Company has a classified Board of Directors currently consisting of one Class I director (Robert P. Khederian), two Class II directors (Richard J. Cohen and David A. Chazanovitz) and three Class III directors (Jeffrey J. Langan, Daniel M. Mulvena and Eric Hecht). One class of directors is elected each year to serve for a three-year term. The Class I, Class II and Class III directors were elected to serve until the annual meeting of stockholders to be held in 2006, 2004 and 2005, respectively, and until their respective successors are elected and qualified.

        Pursuant to the Certificate of Designations that the Company filed with the Secretary of State of the State of Delaware on May 12, 2003, the holders of the Series A Preferred (other than Medtronic, Inc. and The Tail Wind Fund Ltd.) (the "Series A Preferred Holders") voting as a separate class, are entitled to elect four members to the Board of Directors of the Company (the "Series A Preferred Directors"). Mr. Hecht was elected to serve as a Class III Series A Preferred Director in December 2003 to hold office until the 2005 annual meeting of stockholders and until his successor is elected and qualified. The Series A Preferred Holders are entitled to elect three additional directors. A vacancy in any Series A Preferred Directorship can be filled only by vote or written consent in lieu of a meeting of the Series A Preferred Holders or by any remaining Series A Preferred Directors.

        The persons named in the enclosed proxy card will vote to elect, as Class II directors, Richard J. Cohen and David A. Chazanovitz. The proxy may not be voted for more than two directors. Mr. Cohen and Mr. Chazanovitz are presently Class II directors of the Company. The Class II directors will be elected to hold office until the year 2007 annual meeting of stockholders and until their successors are elected and qualified. The nominees have indicated a willingness to serve, if elected; however, if a nominee becomes unable or unwilling to serve as a director, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that the nominees will be unable or unwilling to serve as directors.

        Set forth below is the name and age of each nominee for director and the positions and offices held by him with the Company, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company.

        The Company's Board of Directors recommends a vote FOR the election of the nominees for election as directors with terms expiring in 2007.

        No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. Except as described above with regard to the Series A Preferred Directors, no arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

DAVID A. CHAZANOVITZ	Director since 2000
Age: 53

        Mr. Chazanovitz has been the Chief Executive Officer of the Company since February 2001 and the President and a Director of the Company since October 2000. From July 1998 to September 2000, Mr. Chazanovitz served as the President of the Neurosciences Division of NMT Medical Inc., a medical device firm. From June 1996 to July 1998, Mr. Chazanovitz served as the President of the Septal Repair Division of NMT, following the merger of Innerventions, Inc. with NMT. Mr. Chazanovitz was a founder in 1995 of Innerventions, a developer of septal repair devices. Mr. Chazanovitz also previously served as the President of several divisions of C.R. Bard, Inc., a medical products firm, including Bard

Ventures, Bard Electrophysiology and USCI Angiography. Mr. Chazanovitz holds a B.S. in Biology from City College of New York and an M.B.A. in Marketing from Long Island University.

RICHARD J. COHEN, M.D., Ph.D.	Director since 1993
Age: 53

        Dr. Cohen, the scientific founder of the Company, has been a consultant to the Company since February 1993. Dr. Cohen is the Whitaker Professor of Biomedical Engineering at the Massachusetts Institute of Technology in the Harvard-MIT Division of Health Sciences and Technology, where he has been on the faculty since 1979. Dr. Cohen is also on the staff of the Brigham and Women's Hospital in Boston. From 1985 to 1995, Dr. Cohen was the Director of the Harvard-MIT Center for Biomedical Engineering located at The Massachusetts Institute of Technology, and he is currently the Leader of the Cardiovascular Alterations Team of the National Space Biomedical Research Institute. Dr. Cohen has authored over 200 published research articles and 18 issued United States patents. Dr. Cohen holds A.B. and M.D. degrees from Harvard University and a Ph.D. in Physics from The Massachusetts Institute of Technology.

Current Directors

        Set forth below (with the exception of David A. Chazanovitz and Richard J. Cohen, the information with respect to whom is set forth above), are the name and age of each current director and the positions and offices held by him with the Company, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company.

ERIC M. HECHT, M.D.	Director since 2003
Age: 44

        Dr. Hecht was elected to the Board of Directors in December 2003. Dr. Hecht has been the Chief Executive Officer of Potomac Pharma, Inc., a biotechnology company, since October 2002. From January 1997 through February 2002, Dr. Hecht was the senior biotechnology analyst and global coordinator of biotechnology research at Merrill Lynch & Co. and held a similar position at Morgan Stanley Dean Witter from 1992 through 1996. Dr. Hecht is also a director and founder of Conceptis Technologies, a privately held healthcare information company that operates the website TheHeart.org. Dr. Hecht received his M.D. degree from the Albert Einstein College of Medicine.

ROBERT P. KHEDERIAN	Director since 2002
Age: 51

        Mr. Khederian was elected to the Board of Directors in March 2002. Mr. Khederian is the Chairman of Belmont Capital, a venture capital firm he founded in 1996. From 1984 through 1996, Mr. Khederian served as Chairman of Medical Specialties Group, Inc., a nationwide distributor of medical products which Mr. Khederian founded. Mr. Khederian has also been the Managing Partner of Provident Capital Partners, LLC, an investment banking firm, since May 1998. Mr. Khederian is also a director of Inverness Medical Innovations, Inc.

JEFFREY J. LANGAN	Director since 1999
Age: 59

        Mr. Langan has been an independent consultant with Maine Point Associates since July 1999. From January 2001 to January 2002, Mr. Langan served as President and Chief Executive Officer of Nexigent Inc., a firm that provides internet-based services for pharmaceutical clinical trials. From November 1997 to July 1999, Mr. Langan served as President and Chief Executive Officer of Idexx Laboratories, Inc., a veterinary diagnostic and software firm, and, from April 1996 to November 1997, as President and Chief Executive Officer of Thermedics Detection, Inc., which produces measurement and detection systems. Mr. Langan was also General Manager of the Healthcare Information Management Division and General Manager of the Clinical Systems Business Unit for Hewlett-Packard Medical Systems from May 1989 to April 1996. Mr. Langan holds a B.S. in Mechanical Engineering from Villanova University, an M.S. in Engineering Mechanics from Rensselaer Polytechnic Institute and an M.B.A from the Harvard University Graduate School of Business Administration.

DANIEL M. MULVENA	Director since 1999
Age: 55

        Mr. Mulvena has served as Chairman of the Board of Directors since March 2002. Mr. Mulvena is a founding partner of Commodore Associates, a consulting firm for medical device and services companies, of which he has served as a partner since May 1995. From February 1992 to May 1995, Mr. Mulvena served as Group Vice President, Cardiology, Boston Scientific Corporation, a medical device firm. From 1989 to 1991, Mr. Mulvena served as Chairman and Chief Executive Officer of Lithox Systems, Inc. Prior to joining Lithox Systems, Mr. Mulvena was President of the Cardiosurgery division of C.R. Bard. Mr. Mulvena holds a B.A. from Vanderbilt University. Mr. Mulvena is also a director of Magna-Lab, Inc., Zoll Medical Corp. and Thoratec Corporation.

CORPORATE GOVERNANCE

        The Company's Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. During the past year, the Company's Board of Directors has continued to review its governance practices in light of the Sarbanes-Oxley Act of 2002 and new SEC rules and regulations. This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the Audit and Nominating Committee charters and code of business conduct and ethics described below are available on the Company's website at www.cambridgeheart.com. Alternatively, you can request a copy of any of these documents by writing to the Company, One Oak Park Drive, Bedford, Massachusetts, 01730, Attention: Robert B. Palardy.

Board Meetings and Attendance

        The Board met 11 times during 2003, either in person or by teleconference. During 2003, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

        Resolutions adopted by the Board provide that directors are encouraged to attend the annual meeting of stockholders. All but one of the directors attended the 2003 annual meeting of stockholders.

Board Committees

        The Board of Directors has established three standing committees—Audit, Compensation, and Nominating Governance. The Audit and Nominating Committees each operates under a charter that has been approved by the Board. Current copies of Audit and Nominating Committees' charters are posted on the Corporate Governance section of the Company's website, www.cambridgeheart.com. In addition, a copy of the Audit Committee charter, as in effect on the date of this proxy statement, is attached as Appendix A.

        The Board of Directors has determined that all members of the Audit Committee are independent as determined under Rule 10A-3 under the Exchange Act and as defined by the rules of the Nasdaq Stock Market.

Audit Committee

        The Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of the Company's independent auditor;

  •
  overseeing the work of the Company's independent auditor, including through the receipt and consideration of certain reports from the independent auditor;

  •
  reviewing and discussing with management and the independent auditors the Company's annual and quarterly financial statements and related disclosures;

  •
  monitoring the Company's internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  overseeing the Company's internal audit function;

  •
  discussing the Company's risk management policies;

  •
  establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  meeting independently with the Company's internal audit staff, independent auditors and management; and

  •
  preparing the audit committee report required by SEC rules (which is included on pages 18-19 of this proxy statement).

        The Board of Directors has determined that Mr. Langan is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K.

        The members of the Audit Committee are Mr. Langan (Chairman) and Mr. Mulvena. The Audit Committee met four times during 2003.

Compensation Committee

        The Compensation Committee's responsibilities include:

  •
  establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other Named Executive Officers (as defined below);

  •
  setting the compensation levels for the Chief Executive Officer and the other Named Executive Officers; and

  •
  overseeing and administering the Company's equity incentive and stock purchase plans.

        The members of the Compensation Committee are Mr. Khederian (Chairman) and Mr. Langan. The Compensation Committee met five times during 2003.

Nominating Committee

        The Nominating Committee's responsibilities include:

  •
  identifying individuals qualified to become Board members; and

  •
  recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees.

        The members of the Nominating Committee are Mr. Chazanovitz (Chairman), Mr. Khederian and Mr. Langan. Mr. Khederian and Mr. Langan are independent as defined under the rules of the Nasdaq Stock Market.

Director Candidates

        The process followed by the Nominating Committee to identify and evaluate director candidates (other than the Series A Preferred Directors, whom are chosen by the Series A Preferred Holders as described under "Election of Directors" above) includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

        In considering whether to recommend any particular candidate for inclusion in the Board's slate of recommended director nominees, the Nominating Committee will apply the criteria attached to the Committee's charter. These criteria include the candidate's integrity, business acumen, knowledge of the Company's business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Candidates should normally be able to serve for at least five years before reaching the age of 70. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

        Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company's Common Stock for at least a year as of the date such recommendation is made, to Nominating Committee, c/o Corporate Secretary, One Oak Park Drive, Bedford, Massachusetts, 01730. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting of stockholders.

        Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominating Committee or the Board of Directors, by following the procedures set forth in the second paragraph under "Stockholder Proposals" below. Candidates nominated by stockholders in accordance with the procedures set forth in our by-laws will not be included in the proxy card for the next annual meeting of stockholders.

Communicating with the Independent Directors

        The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Under procedures approved by a majority of the independent directors, the Chairman of the Board (if an independent director), or otherwise the Chairman of the Nominating Committee, is primarily responsible for monitoring communications from stockholders and other interested parties, and provides copies or summaries of those communications to the other directors as he considers appropriate. Stockholders who wish to send communications on any topic to the Board should address such communications to Nominating Committee of the Board of Directors, c/o Corporate Secretary, One Oak Park Drive, Bedford, Massachusetts, 01730

Code of Business Conduct and Ethics

        The Company has adopted a written code of business conduct and ethics that applies to the Company's directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the code on its website, which is located at www.cambridgeheart.com. In addition, the Company intends to post on its website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the code.

Compensation of Directors

        The Company's non-employee directors receive a fee of $2,500 per meeting of the Board of Directors and $350 per committee meeting. In January 2003, Messrs. Khederian, Langan and Mulvena opted to receive their fees in the form of 25,000 shares of restricted stock each at a purchase price of $.001 per share, all of which vested in full on July 1, 2003. In July 2003, Messrs. Cohen, Khederian, Langan, Mulvena and Mr. Louis Perlman (who resigned as a director on March 17, 2004) opted to receive their fees in the form of 15,000, 15,000, 9,375, 18,750 and 7,500 shares of restricted stock, respectively, at a purchase price of $.001 per share, all of which vested in full in January 2004. All non-employee directors receive reasonable travel and out-of-pocket expenses for attendance at meetings of the Board of Directors. Non-employee directors are also eligible to receive stock options under the 2001 Stock Incentive Plan and the 1996 Director Stock Option Plan (the "Director Plan"). See "Director Option Plan" below. In June 2003, the Board of Directors approved a special option grant to all employees and directors to purchase such number of shares of Common Stock as was equal to 75% of the number of shares for which such employee or director then held options (vested or unvested) with an exercise price of $1.30 or higher (the "Special Option Grant"). The options granted pursuant to the Special Option Grant have an exercise price of $0.56 per share, the closing price of the Common Stock on the OTC Bulleting Board on the date of grant, June 16, 2003, and vest in equal annual installments over four years, assuming the individual continues to serve as an employee or director, with vesting of 50% accelerated each on 12/31/03 and 12/31/04 if certain revenue targets are achieved, and have a term of ten years. Dr. Cohen, Mr. Mulvena, Mr. Langan and Mr. Khederian were granted options 82,500, 30,000, 18,750 and 18,750 shares of Common Stock, respectively, pursuant to the Special Option Grant. In addition, Mr. Perlman, Mr. Robert DePasqua (who resigned as a director on April 15, 2004) and Mr. Hecht were each granted an option under the 2001 Stock Incentive Plan to purchase 15,000 shares of Common Stock on the same date and at the same exercise price as the options granted under the Director Plan as set forth below.

        Mr. Chazanovitz did not receive any compensation during the fiscal year ended December 31, 2003 for services rendered as a director. Mr. Chazanovitz's compensation for service as our president and chief executive officer is discussed under the heading "Compensation of Executive Officers."

Director Option Plan

        The Director Plan was adopted by the Board of Directors in May 1996, was approved by the stockholders in June 1996, and became effective on August 7, 1996. Under the terms of the Director Plan, options (the "Director Options") to purchase 10,000 shares of Common Stock will be granted to each person who becomes a non-employee director and who is not otherwise affiliated with the Company, effective as of the date of initial election to the Board of Directors. The Director Options will vest in equal annual installments over three years after the date of grant, assuming the individual continues to serve as a director, and have a term of ten years. Director Options will become immediately exercisable upon the occurrence of a change in control (as defined in the Director Plan). The exercise price of options granted under the Director Plan will equal the closing price of the Common Stock on the OTC Bulletin Board on the date of grant. A total of 100,000 shares of Common Stock may be issued upon the exercise of stock options granted under the Director Plan. On May 16, 2003, the date he was initially elected to the Board of Directors, Mr. Perlman received an option to purchase 10,000 shares of Common Stock under the Director Plan at an exercise price of $0.46 per share. Mr. Perlman resigned on March 17, 2004 before any part of this option became exercisable. On October 21, 2003, the date he was initially elected to the Board of Directors, Mr. DePasqua received an option to purchase 10,000 shares of Common Stock under the Director Plan at an exercise price of $1.18 per share. Mr. DePasqua resigned on April 15, 2004 before any part of this option became exercisable. On December 8, 2003, the date he was initially elected to the Board of Directors, Mr. Hecht received an option to purchase 10,000 shares of Common Stock under the Director Plan at an exercise price of $1.10 per share.

EXECUTIVE OFFICERS

Compensation of Executive Officers

  Summary Compensation

        The following table sets forth certain information with respect to the compensation, for the last three fiscal years, of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers who were serving as executive officers on December 31, 2003 and one other executive officer who ceased serving as such during 2003 (the "Named Executive Officers"), as required under applicable rules of the SEC.

Summary Compensation Table

					Long-Term Compensation Awards(2)
	Annual Compensation(1)
Name and Principal Position					Restricted Stock Awards		Securities Underlying Options		All Other Compensation
	Year	Salary	Bonus
David A. Chazanovitz President and Chief Executive Officer	2003 2002 2001	$199,515 225,723 215,000		$125,741 62,475 78,411	$139,750 — —	(3)	822,750 — 837,000	(4) (5)	$ $	— 810 810	(6) (6)
Robert B. Palardy Vice President, Finance and Administration, Chief Financial Officer and Secretary	2003 2002 2001	$144,200 155,062 148,000		$41,914 15,350 18,504	— — —		165,000 37,500 20,000	(4)		— — —
Robert LaRoche(7) Vice President, Sales and Marketing	2003 2002 2001	$140,961 — —		$41,914 — —	— — —		115,000 — —			— — —
James W. Sheppard Vice President, Operations	2003 2002 2001	$137,900 145,043 137,500		$29,340 13,825 10,718	— — —		153,750 20,000 20,000	(4)		— — —
Eric Dufford Former Vice President, Sales and Secretary(8)	2003 2002 2001	$136,907 180,865 171,350	$	— 12,028 16,038	— — —		30,000 45,000 20,000			— — —

(1)
Perquisites for the Named Executive Officers listed in the table did not exceed the lesser of $50,000 or 10% of total salary and bonus for the respective fiscal years and accordingly have been omitted in accordance with the rules of the SEC.

(2)
The Company does not have a long-term compensation plan that includes long-term incentive payouts. No stock appreciation rights ("SARs") have been granted to or are held by any of the Named Executive Officers.

(3)
Represents 250,000 shares of restricted stock which vest annually over four years beginning on August 31, 2003. On December 31, 2003, the aggregate value of these shares was $224,750.

(4)
Includes options for the following number of shares which were granted pursuant to the Special Option Grant as described on page 12 of this proxy statement: Mr. Chazanovitz: 702,750; Mr. Palardy: 105,000; Mr. Sheppard: 93,750.

(5)
An option for 752,000 shares under the 2001 Stock Incentive Plan was granted on May 31, 2001 to replace an option for the same number of shares originally granted in October 2000 that was not granted under any of the Company's stock option plans. The option for the purchase of 752,000 shares granted in October 2000 was cancelled in May, 2001 without being exercised. The 2001 option has the same exercise price and vesting schedule as the original grant.

(6)
Represents term life insurance premiums paid by the Company.

(7)
Mr. LaRoche joined the Company as Vice President, Marketing, in February 2003.

(8)
Mr. Dufford resigned as Vice President, Sales and Secretary effective March 2003.

        Option Grant Table.    The following table sets forth certain information regarding options granted during Fiscal 2003 by the Company to the Named Executive Officers. The Company granted no SARs in Fiscal 2003.

Option Grants In Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price Per Share	Expiration Date
					10%	5%
David A. Chazanovitz	702,750(3)	23.1%	$0.56	6/16/2013	$247,495	$774,335
	120,000(4)	3.9%	$1.19	10/14/2013	$89,806	$280,975

		27.0%
Robert B. Palardy	30,000(4)	1.0%	$0.46	1/17/2013	$8,679	$27,153
	105,000(3)	3.4%	$0.56	6/16/2013	$36,979	$115,696
	30,000(4)	1.0%	$1.19	10/14/2013	$22,452	$70,244

		5.4%
Robert LaRoche	75,000(4)	2.5%	$0.34	2/24/2013	$16,037	$50,174
	40,000(4)	1.3%	$1.19	10/14/2013	$29,935	$93,658

		3.8%
James W. Sheppard	30,000(4)	1.0%	$0.46	1/17/2013	$8,679	$27,153
	93,750(3)	3.1%	$0.56	6/16/2013	$33,017	$103,300
	30,000(4)	1.0%	$1.19	10/14/2013	$22,452	$70,244

		5.1%
Eric Dufford	30,000(3)	1.0%	$0.46	(5)	—	—

(1)
The securities underlying the options are shares of Common Stock.

(2)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account actual appreciation in the price of the Common Stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. The gains shown are net of the option exercise price, but do not reflect taxes or other expenses associated with the exercise.

(3)
All of these options were granted pursuant to the Special Option Grant described in more detail on page 12 of this proxy statement. The exercise price per share for these options is equal to the fair market value of the Common Stock on the date of grant. These options vest annually in equal installments over four years after the date of grant with vesting of 50% accelerated each on 12/31/03 and 12/31/04 if certain revenue goals are achieved.

(4)
All of these options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. These options vest annually in equal installments over four years after the date of grant.

(5)
This option was exercised as to 7,500 shares and the remainder expired following Mr. Dufford's resignation from the Company.

        Year End Option Table.    The following table sets forth certain information regarding stock options exercised during Fiscal 2003 and held as of December 31, 2003 by the Named Executive Officers. The Company granted no SARs during Fiscal 2003.

Aggregated Option Exercises In Last Fiscal Year And
Fiscal Year-End Option Values

			Number of Shares Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
Name	Shares Acquired on Exercise	Value Realized($)(1)
			Exercisable(#)/Unexercisable(#)	Exercisable($)/Unexercisable($)
David A. Chazanovitz	—	—	681,500/1,078,250	$0/$238,935
Robert LaRoche	—	—	18,750/96,250	$10,500/$31,500
Robert B. Palardy	—	—	160,000/182,500	$0/$48,900
James W. Sheppard	—	—	112,500/186,250	$1,400/$53,675
Eric Dufford	7,500	$1,800	0/0	$0/$0

(1)
Value represents the difference between the exercise price per share and the fair market value per share of the Common Stock on the date of exercise, multiplied by the number of shares acquired on exercise.

(2)
Value is based on the difference between the closing sale price per share of Common Stock on December 31, 2003, the last trading day of the fiscal year ended December 31, 2003 ($0.90), and the applicable option exercise price, multiplied by the number of shares subject to the option.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of December 31, 2003. All of the Company's equity compensation plans were adopted with the approval of the Company's stockholders.

			(c)
			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights
Equity compensation plans approved by security holders(1)	4,696,393	$1.50	1,121,464	(3)
Equity compensation plans not approved by security holders	—	$—	—

Total	4,696,393	$1.50	1,121,464	(3)

(1)
Consists of the Amended and Restated 1993 Incentive and Non-Qualified Stock Option Plan, the 1996 Equity Incentive Plan, the 1996 Employee Stock Purchase Plan, the 1996 Director Option Plan and the 2001 Stock Incentive Plan.

(2)
In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2003, 279,375 shares of Common Stock under the 2001 Stock Incentive Plan may instead be issued in the form of restricted stock.

(3)
Consists of 12,214 shares of Common Stock issuable under the 1996 Employee Stock Purchase Plan, 30,000 shares of Common Stock issuable under the 1996 Director Option Plan and 1,079,250 shares of Common Stock issuable under the 2001 Stock Incentive Plan.

Employment and Consulting Agreements and Other Arrangements

        The Company is a party to a severance agreement with Mr. Chazanovitz. Under this agreement, if Mr. Chazanovitz's employment is terminated by the Company without cause (as defined in the severance agreement), Mr. Chazanovitz will be entitled to receive severance compensation in an amount equal to twelve months base salary. In the event of a change in control (as defined in the severance agreement) that does not result in termination of Mr. Chazanovitz's employment, 50% of all Mr. Chazanovitz's unvested options which are then outstanding will become immediately exercisable. In the event of a change in control resulting in the termination of Mr. Chazanovitz's employment, all of Mr. Chazanovitz's unvested options which are then outstanding will become immediately exercisable.

        The Company is a party to severance agreements with Mr. LaRoche, Mr. Palardy and Mr. Sheppard. Under these agreements, if the executive officer's employment is terminated by the Company without cause (as defined in the severance agreement), the officer will be entitled to receive severance compensation in an amount equal to six months base salary. In the event of a change in control (as defined in the severance agreement) that does not result in termination of the officer's employment, 50% of all the officer's unvested options which are then outstanding will become immediately exercisable. In the event of a change in control resulting in the termination of the executive's employment, the officer will be entitled to receive severance compensation in an amount equal to twelve months base salary and all of the officer's unvested options which are then outstanding will become immediately exercisable.

        The Company is a party to a consulting and technology agreement with Dr. Cohen pursuant to which Dr. Cohen spends 18 days a year working for the Company on the development and commercialization of certain technology licensed to the Company by the Massachusetts Institute of Technology. This agreement, which commenced in February 1993 and has been extended to May 31, 2015, currently requires the Company to pay certain royalty fees, as stipulated in the agreement. Total payments made during 2003 were approximately $45,000. In connection with amendments to this agreement executed on January 1, 2003 and May 7, 2003, in June 2003 Dr. Cohen received options to purchase 300,000 shares of Common Stock at an exercise price of $0.34 per share and 100,000 shares of restricted stock at a purchase price of $.001 per share in lieu of receiving cash consulting fees. The options were fully exercisable when granted and expire in 2013. The restricted stock was fully vested when issued. During the term of the consulting agreement, and for a period of up to two additional years following the termination or expiration of this agreement, Dr. Cohen is obligated not to compete with the Company so long as the Company makes continuing payments to Dr. Cohen during such two year period.

Certain Relationships and Related Transactions

        On May 12, 2003, the Company entered into a Securities Purchase Agreement for the sale of up to $6.5 million of the Company's Series A Convertible Preferred to Medtronic, Inc. and a group of private investors (the "Belmont Group") led by Robert P. Khederian, a member of the Company's Board of Directors and including Eric Hecht, a member of the Company's Board of Directors. Leaf Offshore Investment Fund Ltd., a member of the Belmont Group, is an affiliate of S Squared Technology Corp., which was a beneficial owner of 6.4% of the Common Stock of the Company as of January 31, 2003.

        Under the terms of the financing, the Company issued and sold 696,825 shares of its Series A Preferred at a purchase price of $4.42 per share, or a total of approximately $3.1 million. Each share of Series A Preferred is convertible into a number of shares of Common Stock equal to $4.42 divided by the conversion price of the Series A Preferred, which is initially $0.34. The total number of shares of Common Stock initially issuable upon conversion of the 696,825 shares of Series A Preferred issued and sold in the financing is 9,058,725. The Company issued and sold 470,581 shares of Series A Preferred to the Belmont Group, including 104,072 shares to Mr. Khederian, 4,524 shares to Eric Hecht and 45,248 to Leaf Offshore Investment Fund Ltd.

        The Company also issued to the Belmont Group short-term warrants exercisable for a total of 705,852 shares of Series A Preferred, including warrants to purchase 156,108 shares to Mr. Khederian, warrants to purchase 6,786 shares to Eric Hecht and warrants to purchase 67,872 shares to Leaf Offshore Investment Fund Ltd. There were six tranches of short-term warrants that expired in monthly intervals between September 1, 2003 and February 1, 2004. The exercise price of these warrants was $4.42 and all have been exercised. The Company also issued to Medtronic and the Belmont Group long-term warrants exercisable for 30% of the total number of shares of Series A Preferred purchased through the initial investment and the exercise of the short-term warrants. The exercise price of Medtronic's long-term warrant is $4.42 and the exercise price of the long-term warrants issued to the other investors is $5.525. These warrants expire on January 1, 2009. The Belmont Group received long-term warrants exercisable for up to 352,926 shares of Series A Preferred, including a warrant to purchase up to 78,054 shares to Mr. Khederian, a warrant to purchase up to 3,393 shares to Eric Hecht and a warrant to purchase up to 33,936 shares to Leaf Offshore Investment Fund Ltd.

        The AFB Fund LLC and its affiliates purchased 294,106 shares of Series A Preferred and have the right to purchase up to 88,230 shares of Series A Preferred upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. ProMed Partners, L.P. and its affiliates purchased 147,046 shares of Series A Preferred and have the right to purchase up to 44,112 shares of Series A Preferred upon the exercise of warrants issued pursuant to the Securities Purchase Agreement. As a result, the AFB Fund LLC and its affiliates and ProMed Partners, L.P. and its affiliates are beneficial owners of greater than 5% of the Common Stock of the Company.

        In connection with this financing and in order to address certain payment obligations in existing registration rights agreements, the Company issued to The Tail Wind Fund Ltd., a beneficial owner of 9.0% of the Company's Common Stock as of January 31, 2003, short-term warrants exercisable for 67,872 shares of Series A Preferred and a long-term warrant exercisable for 75% of the total number of shares of Series A Preferred purchased through the exercise of The Tail Wind Fund Ltd.'s short-term warrants. The exercise prices and the expiration dates of The Tail Wind Fund Ltd.'s warrants are consistent with the warrants that were issued to the Belmont Group. The Tail Wind Fund Ltd. waived its rights under the registration rights agreements to certain payments and The Tail Wind Fund Ltd., Mr. Khederian and the Company amended the Registration Rights Agreement dated as of December 21, 2002 to eliminate certain provisions requiring payments by the Company.

        As a result of this financing, the Company made adjustments to warrants issued December 21, 2001 to The Tail Wind Fund Ltd. to purchase 459,770 shares of Common Stock and to Mr. Khederian to purchase 172,414 shares of Common Stock. Pursuant to the antidilution provisions contained in these warrants, the exercise prices of these warrants were adjusted from $2.28 to $0.285 per share of Common Stock. The Company and The Tail Wind Fund Ltd. also amended a warrant to purchase 82,500 shares of Common Stock held by The Tail Wind Fund Ltd. to reduce the exercise price from $3.50 to $0.34 per share.

        The Company has filed with the SEC a registration statement registering all of the shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred and the shares of Series A Preferred issuable upon the exercise of the warrants.

        For executive officer compensation and option exercise information, see "Compensation of Executive Officers" and "Employment and Consulting Agreements and Other Arrangements."

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of the Company's Board of Directors is composed of two members and acts under a written charter amended and restated in April 2004. A copy of this charter is attached to this proxy statement as Appendix A.

        The Audit Committee has reviewed the Company's audited financial statements for the fiscal year ended December 31, 2003 and has discussed these financial statements with the Company's management and the Company's independent auditors.

        The Audit Committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees). SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires our independent auditors to discuss with the Audit Committee, among other things, the following:

  •
  methods to account for significant unusual transactions,

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus,

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates, and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence

Discussions with Audit Committees). | Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services, if any, to the Company is compatible with maintaining such auditors' independence. See "Ratification of Independent Accountants—Independent Auditor's Fees."

        Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

        By the Audit Committee of the Board of Directors of Cambridge Heart, Inc.

Jeffrey J. Langan Daniel M. Mulvena

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during the fiscal year ended December 31, 2003 were Messrs. DePasqua, Khederian, Langan and Perlman. Mr. Perlman resigned from the Board of Directors on March 17, 2004 and Mr. DePasqua resigned from the Board of Directors on April 15, 2004. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a member of the Compensation Committee or director of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee of the Company's Board of Directors is responsible for granting options under the Company's stock plans and establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the Named Executive Officers, and setting the compensation for these individuals.

  Compensation Philosophy

        The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. In order to ensure continuity of certain key members of management, the Compensation Committee has approved in the past multi-year employment contracts. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company and/or the individual executive's particular business unit. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Common Stock.

        The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the objectives described above: base salary, annual cash bonus, and a stock-based equity incentive in the form of participation in the Company's 2001 Stock Incentive Plan. In establishing, and determining increases in, base salaries for executives, the

Compensation Committee examines the executive's demonstrated levels of competency in skill, effectiveness and leadership, compares how that individual has performed essential job requirements against what was envisioned with the job, monitors salaries at other comparable companies, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance and the individual's performance in establishing base salaries of executives. The Compensation Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria.

        In Fiscal 2003, awards of cash bonuses to executives were based on the achievement of certain revenue amounts. Executives were to be awarded the percentage of their maximum bonus as was equal to the percentage achievement of the aggregate revenue amount. No bonus was to be paid unless 80% of the aggregate revenue amount was achieved. Mr. Chazanovitz was eligible for a maximum bonus of $150,000, Messrs. LaRoche and Palardy were eligible for a maximum bonus of $50,000 and Mr. Sheppard was eligible for a maximum bonus of $35,000. Pursuant to this bonus policy, Mr. Chazanovitz was awarded a cash bonus of $125,741, and each of Messrs. LaRoche, Palardy and Sheppard were awarded a bonus of $41,914, $41,914, and $29,340, respectively for Fiscal 2003. Mr. Dufford resigned effective March 2003 and therefore was not awarded a bonus.

        Stock option grants in Fiscal 2003 were designed to link the overall compensation of any executive officers receiving such awards with his performance, in light of all other current and past compensation received by such executive officer. Such grants, as a result of the applicable vesting arrangements, also serve as a means for the Company to retain the services of these individuals. In Fiscal 2003, Messrs. Chazanovitz, LaRoche, Palardy and Sheppard each received options to purchase a total of 120,000, 115,000, 60,000 and 60,000 shares of Common Stock, respectively (excluding the Special Option Grant described on page 12 of this proxy statement). The exercise price of these options was equal to the fair market value of the Company's Common Stock on the date of grant.

  Mr. Chazanovitz' 2003 Compensation

        As discussed above, Mr. Chazanovitz is eligible for a maximum bonus equal to $150,000. For Fiscal 2003, based on the achievement of the financial goals as discussed above, Mr. Chazanovitz was awarded a cash bonus of $125,741. The Compensation Committee believes that the base salary level and the bonus criteria established an appropriate overall salary level for Mr. Chazanovitz in light of the factors described above.

  Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Code, generally disallows a tax deduction to public companies for certain compensation over $1 million paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under certain of the Company's stock plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

        By the Compensation Committee of the Board of Directors of Cambridge Heart, Inc.

Robert P. Khederian Jeffrey J. Langan

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, or written representations from Reporting Persons, the Company believes that during Fiscal 2003 the Reporting Persons complied with all Section 16(a) filing requirements, other than other than the filings of Statements of Changes in Beneficial Ownership on Form 4 by Messrs. Palardy, Sheppard, Chazanovitz and LaRoche following their receipt of option awards, which forms were each one day late; the late filing of an Initial Statement of Beneficial Ownership on Form 3 by Mr. DePasqua following his election to the Board in October 2003; and a late filing of an Initial Statement of Beneficial Ownership on Form 3 by Laurence Blumberg and affiliated persons and entities following their acquisition of beneficial ownership of more than 10% of the securities of the Company.

STOCK PERFORMANCE CHART

        The following chart compares the percentage change in the cumulative total stockholder return on the Common Stock during the period beginning December 31, 1998 and ending December 31, 2003 with the total return on the Nasdaq Stock Market (U.S.) Index, the Russell 2000 Index and the Dow Jones U.S. Advanced Medical Devices Index. The comparison assumes $100 was invested on December 31, 1998 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Russell 2000 Index is provided along with the Nasdaq Stock Market (U.S.) Index as a result of the transfer of the trading of the Common Stock of the Company from the Nasdaq SmallCap Market to the National Association of Securities Dealers' OTC Bulletin Board in May 2003.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Cambridge Heart, Inc.	$100	$61	$43	$50	$10	$16
Dow Jones U.S. Advanced Medical Devices Index	$100	$107	$161	$152	$137	$180
Nasdaq Stock Market (U.S.) Index	$100	$193	$129	$68	$62	$88
Russell 2000 Index	$100	$121	$118	$121	$96	$141

PROPOSAL 2

AMENDMENT TO 1996 EMPLOYEE STOCK PURCHASE PLAN

        On January 27, 2004, the Board of Directors adopted resolutions to approve an amendment (the "ESPP Amendment") to the 1996 Employee Stock Purchase Plan (the "1996 ESPP"), to increase the total number of shares of Common Stock authorized for issuance thereunder from 300,000 to 600,000.

        The Board adopted the 1996 ESPP Amendment because the number of shares that was available under the 1996 ESPP was insufficient to satisfy the expected 2004 share requirements thereunder. The Board believes that the continued ability of the Company's employees to purchase shares under the 1996 ESPP will be an important element in attracting and retaining key employees who are expected to contribute to the Company's growth and success.

        Accordingly, the Board of Directors believes that the approval of the 1996 ESPP Amendment is in the best interests of the Company and its stockholders and recommends a vote FOR this proposal.

Summary of the 1996 ESPP

        The following is a brief summary of the 1996 ESPP and it is qualified by reference to the full text of the Plan.

        Administration.    The 1996 ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The 1996 ESPP permits employees of the Company or any designated subsidiary of the Company to purchase shares of the Company's Common Stock in a series of one or more offerings. During each offering, participants will accrue funds in an account through payroll deductions. At the end of the offering, the funds will be applied to the purchase of Common Stock. The 1996 ESPP is administered by the Board of Directors, or a committee appointed by the Board, which specifies the date on which an offering will begin. An offering period generally extends for six months; however, the Board may, in its discretion, choose an offering period of 12 months or less for any offering. The Board has the authority to make rules and regulations for the administration of the 1996 ESPP and its interpretations and decisions are final and conclusive.

        Eligibility.    With certain limited exceptions in the case of employees who own 5% or more of the stock of the Company or any parent or subsidiary corporation as described in Section 423(b)(3) of the Code, and including stock ownership attributed to any employee by the application of Section 424(d) of the Code, all employees of the Company, including directors of the Company who are also employees, and all employees of any designated subsidiaries of the Company, are eligible to participate in the 1996 ESPP, provided that:

  •
  they are customarily employed by the Company or a designated subsidiary for more than 20 hours per week and for more than five months in a calendar year,

  •
  they have been employed by the Company or a designated subsidiary of the Company for at least three months prior to participation, and

  •
  they are employees of the Company or a designated subsidiary of the Company on the first day of the applicable offering period.

        As of April 1, 2004, the Company had approximately 42 employees eligible to participate in the 1996 ESPP. Because each employee's participation in the 1996 ESPP is voluntary, the future benefits under the 1996 ESPP are not currently determinable. From the initial adoption of the 1996 ESPP through April 1, 2004, the following persons and groups purchased the number of shares of Common Stock as listed: David A. Chazanovitz, President and Chief Executive Officer and nominee for Class III Director (0); Robert LaRoche, Vice President, Sales and Marketing (10,510); Robert B. Palardy, Vice President, Finance and Administration and Chief Financial Officer (0); James W. Sheppard, Vice

President, Operations (21,217); all current directors who are not executive officers, as a group (0) (Directors who are not employees of the Company are not eligible to participate in the 1996 ESPP). All employees who are not executive officers, as a group (256,059). In addition, Mr. LaRoche and Mr. Sheppard are participating in the current plan period and are eligible to purchase an undeterminable number of shares of Common Stock on September 30, 2004, which is the end of the current plan period.

        On April 28, 2004, the last reported sale price of the Common Stock on the OTC Bulletin Board was $0.90.

        Participation, Purchase of Shares and Purchase Price.    Participation in the 1996 ESPP is voluntary. An eligible employee may participate in the 1996 ESPP by filing with the Company a completed payroll deduction authorization form on or before the applicable offering commencement date authorizing the Company to deduct not more than 10% of his compensation during the offering period. The participant is then deemed to have been granted an option on the applicable offering commencement date to purchase on the last business day of the plan period the largest number of whole shares of Common Stock that does not exceed the number that is obtained by dividing 15% of the participant's annualized compensation for the immediately prior six-month period by 85% of the closing price of the Common Stock on the applicable offering commencement date. The purchase price for each share purchased will be 85% of the lesser of the closing price per share of the Common Stock on the first business day of an offering period or the last business day of such period, whichever is lower.

        If the employee continues to be a participant in the 1996 ESPP on the last business day of a plan period, he will be deemed to have exercised his option at the purchase price on that date and will be deemed to have purchased from the Company the number of full shares of Common Stock reserved for purposes of the 1996 ESPP that his accumulated payroll deductions on that date will pay for, up to the maximum number determined in the manner set forth above.

        No employee may be granted an option under the 1996 ESPP if, immediately after the grant, the employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total voting power or value of all classes of stock of the Company or any parent or subsidiary corporations. In addition, no employee may be granted an option under the 1996 ESPP which would give the employee the right to purchase stock under all of the stock purchase plans of the Company and its parent or subsidiary corporations at a rate that exceeds $25,000 of the fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

        Deduction Changes and Withdrawal of Funds.    A participant may decrease or discontinue payroll deductions once during any plan period by filing a new payroll deduction authorization form. However, a participant may not increase his payroll deduction during a plan period. A participant may also at any time prior to the close of business on the last business day in a plan period and for any reason permanently draw out all or part of the balance accumulated in his account. If the employee withdraws all such balance, the employee thereby withdraws from participation in the offering. An employee may not begin participation again during the remainder of the plan period. The employee may participate in any subsequent offering in accordance with the terms and conditions established by the Board.

        Rights on Retirement, Death or Termination of Employment.    If a participant ceases to be employed by the Company or a designated subsidiary of the Company for any reason, the payroll deductions credited to his account will be returned to him or, in the event of his death, paid to his beneficiary or estate.

        Rights Not Transferable.    A participant may not transfer rights under the 1996 ESPP other than by will or the laws of descent and distribution, and rights are exercisable during the participant's lifetime only by the participant.

        Merger.    If the Company merges or consolidates with another corporation and the holders of the capital stock of the Company immediately prior to the merger or consolidation continue to hold at least 80% of the voting power of the capital stock of the surviving corporation, then the holder of each option outstanding under the 1996 ESPP will be entitled to receive at the next offering termination date upon exercise of the option for each share as to which the option will be exercised, the securities or property which a holder of one share of Common Stock would have been entitled to receive at the time of the merger or consolidation, and the Board will take such steps in connection with the merger or consolidation to make any adjustments under the 1996 ESPP as the Board deems equitable.

        In the event of a merger or consolidation of the Company other than one described in the immediately preceding sentence, or a sale of all or substantially all of the Company's assets while unexercised options remain outstanding under the 1996 ESPP, then:

  •
  after the effective date of any such transaction, each holder of an outstanding option will be entitled, upon exercise of such option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction,

  •
  all outstanding options may be cancelled by the Board as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participants in the 1996 ESPP, or

  •
  all outstanding options may be cancelled by the Board as of the effective date of any such transaction, provided that notice of such cancellation will be given to each holder of an option, and each holder of an option will have the right to exercise such option in full based on payroll deductions then credited to his account as of a date determined by the Board, which date may not be less than 10 days preceding the effective date of such transaction.

        Amendment and Termination.    The Board may amend the 1996 ESPP at any time in any respect and may terminate the 1996 ESPP at any time. Upon termination of the 1996 ESPP, all amounts in the accounts of participants will be promptly refunded.

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 1996 ESPP and with respect to the sale of Common Stock acquired under the 1996 ESPP. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

        Tax Consequences to Participants if the Company's Stockholders Approve the Amendment to the 1996 ESPP.    A participant will not have income upon enrolling in the 1996 ESPP or upon purchasing stock at the end of an offering.

        A participant may have both compensation income and capital gain income if the participant sells stock that was acquired under the 1996 ESPP at a profit (if sales proceeds exceed the purchase price). The amount of each type of income will depend on when the participant sells the stock. If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, then the participant will have compensation income equal to the lesser of:

  •
  15% of the value of the stock on the day the offering commenced, and

  •
  the participant's profit.

        Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

        If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant will also have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date he or she purchased the stock. This capital loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Tax Consequences to Participants if the Company's Stockholders Do Not Approve the Amendment to the 1996 ESPP.    Any increase in the aggregate number of shares which may be issued under the 1996 ESPP (other than an increase merely reflecting certain changes in capitalization) is treated as the adoption of a new plan requiring stockholder approval within 12 months of such adoption. In order for the 1996 ESPP, as amended, to continue to qualify as an "employee stock purchase plan" under Section 423 of the Code, the Company's stockholders must approve the increase in the number of shares authorized for issuance under the plan from 300,000 to 600,000 shares. If the Company's stockholders do not approve the amendment, a participant will have the following tax consequences.

        Options granted under the 1996 ESPP will be treated as nonstatutory stock options. A participant generally will recognize ordinary compensation income upon the exercise of a nonstatutory option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option on the exercise date over the purchase price.

        The participant will have a tax basis for such shares of Common Stock equal to the purchase price plus any income recognized upon the exercise of the option. Upon selling the shares, the participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the shares and the tax basis in the shares. This capital gain or loss will be a long-term capital gain or loss if the participant has held the shares for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the shares for a shorter period.

        Tax Consequences to the Company.    There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition and will be entitled to a deduction with respect to any compensation income recognized in connection with the exercise of a nonstatutory option. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 3

RATIFICATION OF INDEPENDENT ACCOUNTANTS

        The Audit Committee of the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2004, subject to ratification by the stockholders at the Meeting. PricewaterhouseCoopers LLP has been the Company's independent accountants since the Company's inception in 1990. Although stockholder approval of the Audit Committee's selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Meeting, the Audit Committee will reconsider this appointment.

        The Company's Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Auditor's Fees

        The following table summarizes the fees of Pricewaterhouse Coopers LLP, the Company's independent accountants, billed to the Company for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2003	2002
Audit Fees	$116,800	$90,100
Audit-Related Fees	$38,000	$11,000
Tax Fees	$6,350	$10,939
All Other Fees	$—	$—
Total Fees	$161,150	$101,000

Audit Fees

        Audit fees consist of fees for the audit of the Company's financial statements, the review of the interim financial statements included in the Company's quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

        Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees." These services relate to the preparation of registration statements and consents related to such registration statements.

Tax Fees

        Tax fees consist of fees for tax compliance, tax advice and tax planning services.

All Other Fees

        PricewaterhouseCoopers LLP did not receive any fees from the Company that may be classified as "All Other Fees" in 2003 or 2002.

        The percentage of hours expended by PricewaterhouseCoopers LLP on the audit of the Company's financial statements for the fiscal year ended December 31, 2003 attributed to work performed by persons other than PricewaterhouseCoopers LLP's full-time, permanent employees did not exceed fifty percent.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company's independent auditor. This policy generally provides that the Company will not engage its independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditor. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

OTHER MATTERS

        The Board of Directors does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

        All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, email, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in connection therewith.

Stockholder Proposals

        Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, One Oak Park Drive, Bedford, Massachusetts 01730, no later than January 7, 2005 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

        If a stockholder of the Company wishes to present a proposal before the 2005 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, or wishes to nominate a candidate for election to the Company's Board of Directors, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2005 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2005 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder gives notice of such a proposal or nomination after the applicable deadline, the stockholder will not be permitted to present the proposal or nomination to the stockholders for a vote at the meeting. The Company's by-laws also specify requirements relating to the content of the notice which stockholders must provide to the Secretary of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: One Oak Park Drive, Bedford, MA 01720, (781) 271-1200. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

                      By Order of the Board of Directors,
                      Robert B. Palardy,                       Secretary

May 2, 2004

        THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

Appendix A

CAMBRIDGE HEART, INC.
AUDIT COMMITTEE CHARTER
(Approved by Audit Committee February 11, 2004)

A. Purpose

        The purpose of the Audit Committee is to assist the Board of Directors' oversight of the Company's accounting and financial reporting processes and the audits of the Company's financial statements.

B. Structure and Membership

        1.    Number.    The Audit Committee shall consist of at least two members of the Board of Directors.

        2.    Independence.    Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

        3.    Financial Literacy.    Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual report filed with the SEC), at least one member of the Audit Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

        4.    Chair.    Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

        5.    Compensation.    The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

        6.    Selection and Removal.    Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating Committee. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company's annual proxy statement), no member of the Audit Committee shall serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C. Authority and Responsibilities

  General

        The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

  Oversight of Independent Auditors

        1.    Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

        2.    Independence.    The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

        3.    Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

        4.    Preapproval of Services.    The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

        5.    Oversight.    The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

  •
  critical accounting policies and practices;

  •
  alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

  •
  other material written communications between the independent auditor and Company management.

  Audited Financial Statements

        6.    Review and Discussion.    The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

        7.    Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

        8.    Audit Committee Report.    The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of stockholders.

  Review of Other Financial Disclosures

        9.    Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

        10.    Earnings Release and Other Financial Information.    The Audit Committee shall discuss generally the types of information to be disclosed in the Company's earnings press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies and others.

        11.    Quarterly Financial Statements.    The Audit Committee shall discuss with the Company's management and independent auditor the Company's quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Controls and Procedures

        12.    Oversight.    The Audit Committee shall coordinate the Board of Directors' oversight of the Company's internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Securities Exchange Act of 1934.

        13.    Procedures for Complaints.    The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        14.    Additional Powers.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D. Procedures and Administration

        1.    Meetings.    The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee may also periodically meet separately with: (i) the independent auditor; and (ii) Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

        2.    Subcommittees.    The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

        3.    Reports to Board.    The Audit Committee shall report regularly to the Board of Directors.

        4.    Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

        5.    Independent Advisors.    The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

        6.    Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

        7.    Funding.    The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Appendix B

CAMBRIDGE HEART, INC.
Amendment No. 3
to
1996 Employee Stock Purchase Plan

        The second sentence of the first paragraph of the 1996 Employee Stock Purchase Plan (the "Plan") of Cambridge Heart, Inc., a Delaware corporation, is hereby amended and restated in its entirety as follows:

        "Six hundred thousand (600,000) shares of Common Stock in the aggregate have been approved for this purpose."

        Except to the extent amended hereby, the Plan is in all respects hereby ratified and confirmed and shall continue in full force and effect.

B-1

PROXY	PROXY

CAMBRIDGE HEART, INC.

ANNUAL MEETING OF STOCKHOLDERS—JUNE 9, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) David A. Chazanovitz and Robert B. Palardy, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Cambridge Heart, Inc. (the "Company") to be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts, at 10:00 a.m. (local time), on Wednesday, June 9, 2004, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is proposed by the Company.

        IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF.

(Continued and to be signed on the reverse side)

Please date, sign and mail
your proxy card in the envelope provided as soon
as possible.

/    Please detach along perforated line and mail in the envelope provided.    /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1.	Election of Directors:	2.	To ratify and approve an amendment to the	☐	☐	☐
☐ FOR ALL NOMINEES	o David A. Chazanovitz o Richard J. Cohen		Company's 1996 Employee Purchase Plan, increasing from 300,000 to 600,000 the
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES			number of shares of Common Stock of the Company authorized for issuance under such plan.
☐ FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •		3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2004.	☐	☐	☐
		THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSALS SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH PROPOSALS.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
		Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.
		PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT 2004 Annual Meeting of Stockholders To Be Held On June 9, 2004
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
Summary Compensation Table
Option Grants In Last Fiscal Year
Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE CHART
PROPOSAL 2 AMENDMENT TO 1996 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 RATIFICATION OF INDEPENDENT ACCOUNTANTS
OTHER MATTERS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS